UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2016

THE MADISON SQUARE GARDEN COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-36900	47-3373056
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Penn Plaza New York, NY	10121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 465-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 27, 2016, The Madison Square Garden Company (the “Company”) entered into a Rule 10b5-1 stock repurchase plan (the “Plan”). The Plan was adopted to permit the Company to effect additional stock repurchases under its existing $525 million stock repurchase authorization, including during periods when the Company might otherwise be prevented from making open market purchases.

The plan is part of the Company’s previously articulated capital allocation strategy to both invest in new businesses and return capital to shareholders. On May 25, 2016, the Company announced an agreement with Sands Las Vegas to construct in Las Vegas a venue devoted to music and entertainment. The Company is continuing to pursue other investment and acquisition opportunities, including in adjacencies that strengthen the Company’s position in delivering live experiences.

Purchases under the Plan will be made through a broker in accordance with the instructions and limitations set forth in the Plan. The volume and timing of repurchases will depend on market conditions. The Plan will terminate on September 30, 2016 (unless terminated earlier in accordance with its terms).

This Form 8-K may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results, developments and events may differ materially from those in the forward-looking statements as a result of various factors. The Company disclaims any obligation to update any forward-looking statements in this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MADISON SQUARE GARDEN COMPANY (Registrant)

By:	/s/ David O’Connor
	Name:	David O’Connor
	Title:	President and Chief Executive Officer

Dated: May 27, 2016